Exhibit 25.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. Employer Identification No.)

One Wall Street New York, New York (Address of principal executive offices)	10286 (Zip code)
Legal Department
The Bank of New York Mellon
One Wall Street, 15th Floor
New York, NY 10286
(212) 635-1270
(Name, address and telephone number of agent for service)

TELESAT CANADA
(Exact name of obligor as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	98-0015564 (I.R.S. Employer Identification No.)

1601 Telesat Court Ottawa, Ontario, Canada (Address of principal executive offices)	K1B 5P4 (Zip code)

Telesat LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-1252906 (I.R.S. Employer Identification No.)

1601 Telesat Court Ottawa, Ontario, Canada (Address of principal executive offices)	K1B 5P4 (Zip code)

(See table of additional obligors on following page)

12.5% Senior Subordinated Notes due 2017
(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS

	State or other	I.R.S.
	Jurisdiction of	Employer	Address, Including
Exact Name of Obligor	Incorporation or	Identification	Zip Code, of Registrant’s
As Specified In Its Charter	Organization	Number	Principal executive Offices

Telesat Holdings Inc.	Canada	98-0530817	1601 Telesat Court Ottawa, Ontario Canada K1B 5P4

Telesat Interco Inc.	Canada	98-0541201	1601 Telesat Court Ottawa, Ontario Canada K1B 5P4

Infosat Communications GP Inc.	Canada	N/A	3130 – 114 Avenue SE Calgary, Alberta Canada T2Z 3V6

Infosat Communications LP	Ontario	N/A	3130 – 114 Avenue SE Calgary, Alberta Canada T2Z 3V6

Infosat Able Holdings, Inc.	Delaware	98-0518999	3130 – 114 Avenue SE Calgary, Alberta Canada T2Z 3V6

Skynet Satellite Corporation	Delaware	13-4353270	135 Routes 202/206 Bedminster, NJ 07921

Telesat Brazil Holdings LLC	Delaware	13-3936710	1601 Telesat Court Ottawa, Ontario Canada K1B 5P4

Telesat Communications Services, Inc.	Delaware	13-3954501	135 Routes 202/206 Bedminster, NJ 07921

Telesat International, L.L.C.	Delaware	22-3842936	135 Routes 202/206 Bedminster, NJ 07921

Telesat Network Services Holdings L.L.C.	Delaware	N/A	135 Routes 202/206 Bedminster, NJ 07921

Telesat Network Services, Inc.	Delaware	52-2360922	135 Routes 202/206 Bedminster, NJ 07921

Telesat Network Services International, Inc.	Delaware	52-1959360	135 Routes 202/206 Bedminster, NJ 07921

Telesat Network Services, L.L.C.	Delaware	16-1673352	135 Routes 202/206 Bedminster, NJ 07921

Telesat NS Holdings, L.L.C.	Delaware	16-1673354	135 Routes 202/206 Bedminster, NJ 07921

Telesat NS, Inc.	Delaware	22-3695841	135 Routes 202/206 Bedminster, NJ 07921

Telesat NS, L.L.C.	Delaware	13-3950192	135 Routes 202/206 Bedminster, NJ 07921

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	State or other	I.R.S.
	Jurisdiction of	Employer	Address, Including
Exact Name of Obligor	Incorporation or	Identification	Zip Code, of Registrant’s
As Specified In Its Charter	Organization	Number	Principal executive Offices

Telesat Satellite GP, LLC	Delaware	20-8878667	1601 Telesat Court Ottawa, Ontario Canada K1B 5P4

Telesat Satellite Holdings Corporation	Delaware	13-4353272	1601 Telesat Court Ottawa, Ontario Canada K1B 5P4

Telesat Satellite LP	Delaware	20-8879065	135 Routes 202/206 Bedminster, NJ 07921

Able Infosat Communications, Inc.	Texas	1-76-0068152-6	5906 Broadway Street Pearland, TX 77581

Telesat Brasil Capacidade de Satélites Ltda.	Brazil	N/A	Av. Rio Branco No. 1 Suite 1608 part, CEP 200.90-003 Rio de Janeiro, Brazil

Telesat Brasil Ltda.	Brazil	N/A	Alameda da Serra 400 Suites 410 and 414 Nova Lima, Brazil

Telesat Serviços de Telecomunicação Ltda.	Brazil	N/A	Alameda da Serra 400 Suites 402 and 406 CEP 34.000-000 Nova Lima, Brazil

Telesat Space Participações Ltda.	Brazil	N/A	Av. Rio Branco No. 1 Suite 1608 part, CEP 200.90-003 Rio de Janeiro, Brazil

Telesat (IOM) Limited	Isle of Man	N/A	Hillberry Trust Company Limited West Suite Exchange House 54-58 Athol Street Douglas, Isle of Man, IM1 1JD

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Item 1.  General Information.
          Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417 and Albany, N.Y. 12223
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005
(b)	Whether it is authorized to exercise corporate trust powers.
          Yes.
Item 2.  Affiliations with Obligor.
          If the obligor is an affiliate of the trustee, describe each such affiliation.
          None.
Item 16. List of Exhibits.
          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	-	A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to Current Report on Form 8-K of Nevada Power Company, Date of Report (Date of Earliest Event Reported) July 25, 2008 (File No. 000-52378).)

4.	-	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 with Registration Statement No. 333-155238.)

6.	-	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152856.)

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
          Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 5th day of June, 2009.

THE BANK OF NEW YORK MELLON
By:	/s/ Carlos Luciano
	Name:	Carlos Luciano
	Title:	Vice President

EXHIBIT 7
(Page i of iii)
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 2009, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,141,000
Interest-bearing balances	66,775,000
Securities:
Held-to-maturity securities	6,949,000
Available-for-sale securities	26,839,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	1,007,000
Securities purchased under agreements to resell	72,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	31,311,000
LESS: Allowance for loan and lease losses	418,000
Loans and leases, net of unearned income and allowance	30,893,000
Trading Assets	8,140,000
Premises and fixed assets (including capitalized leases)	1,129,000
Other real estate owned	8,000
Investments in unconsolidated subsidiaries and associated companies	796,000
Not applicable
Intangible assets:
Goodwill	4,878,000
Other intangible assets	1,546,000
Other assets	10,833,000

Total assets	$163,006,000

EXHIBIT 7
(Page ii of iii)

Dollar Amounts
In Thousands
LIABILITIES
Deposits:
In domestic offices	$54,254,000
Noninterest-bearing	26,808,000
Interest-bearing	27,446,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	79,126,000
Noninterest-bearing	1,726,000
Interest-bearing	77,400,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	429,000
Securities sold under agreements to repurchase	10,000
Trading liabilities	6,621,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	2,288,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	4,438,000

Total liabilities	$150,656,000

Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,290,000
Retained earnings	7,825,000
Accumulated other comprehensive income	-5,270,000
Other equity capital components	0
Total bank equity capital	11,980,000
Noncontrolling (minority) interests in consolidated subsidiaries	370,000

Total equity capital	12,350,000

Total liabilities, minority interest, and equity capital	$163,006,000

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EXHIBIT 7
(Page iii of iii)
     I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Thomas P. Gibbons,
Chief Financial Officer
     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell
Steven G. Elliott	Directors
Robert P. Kelly

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